Exhibit 99.1

Viragen International to Reverse Split its Common Stock

- 1 for 40 Split Effective at Close of Business Today

- VGNI Stock Symbol to Change to VRGE

PLANTATION, FLORIDA – September 4, 2007 – Viragen International, Inc. (OTC BB: “VGNI”), a majority-owned subsidiary of Viragen, Inc. (OTC BB: “VRAI”), today announced that a one for forty (1:40) reverse stock split of its issued and outstanding common stock will become effective at the close of business today, September 4, 2007.

The reverse stock split was first announced on June 29, 2007. The action was approved by Viragen International’s Board of Directors and the holder of a majority of its outstanding voting securities as described in its definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on August 12, 2007.

Effective with the reverse stock split, the trading symbol on the OTC Bulletin Board for Viragen International’s common stock will change to “VRGE”, and the new CUSIP number for its common stock will be 927637306. Any fractional shares which might result from the reverse split will be rounded up to the nearest whole share. The common stock will be quoted on the OTC Bulletin Board post-split at market open on Wednesday, September 5, 2007.

There will be a mandatory exchange of certificates following the effective time of the reverse stock split. Stockholders will not be charged for the issuance of a new stock certificate reflecting the post-split shares and new CUSIP number.

As soon as practicable, Viragen International will send a letter of transmittal to each holder of record of pre-split shares outstanding on the effective time of the reverse stock split which will contain instructions for the surrender of certificates representing the pre-split shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing pre-split shares, a stockholder will be entitled to receive a new certificate representing the number of post-split shares resulting from the reverse stock split. Stockholders should not submit any certificates until requested to do so in the letter of transmittal. No new certificate will be issued to a stockholder until such stockholder has surrendered his or her outstanding certificates together with the properly completed and executed letter of transmittal.

Beginning on September 5, 2007, each outstanding certificate representing pre-split shares will be deemed for all corporate purposes after the effective time of the reverse

Viragen International, Inc.	1
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 – Telephone (954) 233-8746 – Fax (954) 233-1414

stock split to evidence ownership of the appropriate number of post-split shares. Holders of shares in street name need take no action, as their brokerage firm will take all necessary action relating to the reverse split.

About Viragen International, Inc.:

With international operations in the U.S., Scotland and Sweden, we are a bio-pharmaceutical company engaged in the research, development, manufacture, and commercialization of Multiferon® (multi-subtype, human alpha interferon), which is uniquely positioned in valuable niche indications, such as high-risk malignant melanoma, other niche cancer indications and selected infectious diseases.

We are a majority-owned subsidiary of Viragen, Inc. and operate through our foreign wholly-owned subsidiaries: ViraNative AB, a company located in Umeå, Sweden; and Viragen (Scotland) Limited, a company located near Edinburgh, Scotland.

For more information, please visit: http://www.Viragen.com

Viragen, Inc. Corporate Contact:

Douglas Calder, Director of Communications

Phone: (954) 233-8746; Fax: (954) 233-1414

E-mail: dcalder@viragen.com

The foregoing press announcement contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Viragen International, Inc.	2
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 – Telephone (954) 233-8746 – Fax (954) 233-1414